Exhibit 10.28

AMENDED AND RESTATED FRANCHISEE STOCKHOLDERS AGREEMENT

This Amended and Restated Franchisee Stockholders Agreement (the “Agreement”), which amends and restates the agreement entered into on May 6, 1999 (the “Original Agreement”), is made as of [            ], 2004 by and among:

(i)	Domino’s Pizza, Inc., a Delaware corporation and successor to TISM, Inc., a Michigan corporation (the “Company”);

(ii)	each of Bain Capital Fund VI, L.P., Bain Capital VI Coinvestment Fund, L.P., BCIP, PEP Investments PTY Ltd., Sankaty High Yield Asset Partners, L.P., and Brookside Capital Partners Fund, L.P. (collectively, the “Investors”); and

(iii)	the Person listed on Schedule 1 hereto and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Company as “Franchisee Investors” hereunder (the “Franchisee Investors”, and together with the Investors and each other holder of Shares, the “Stockholders”).

Recitals

1. The original Franchisee Investor has agreed to acquire Franchisee Shares under a stock purchase agreement dated May 6, 1999 and, as a condition of the acquisition, the original Franchisee Investor executed the agreement entered into on May 6, 1999.

2. On or about May 11, 2004 TISM, Inc. reincorporated in the State of Delaware through the merger of TISM, Inc. with and into the Company (the “Reincorporation Merger”) pursuant to an Agreement and Plan of Merger dated as of April 20, 2004 by and between TISM, Inc. and Domino’s Pizza, Inc.

3. Following the Reincorporation Merger, the parties desire to amend the Original Agreement immediately prior to the effectiveness of the Registration Statement filed with the Commission relating to the Initial Public Offering, as provided for in Section 1.1.1 of this Agreement, and, immediately following the Initial Public Offering, to amend and restate the Original Agreement, as then amended, as provided for in Section 1.1.2 of this Agreement.

4. The parties believe that it is in the best interests of the Company and the Stockholders to set forth herein their agreements on certain matters.

Agreement

Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Effectiveness.

1.1.1. Immediately prior to the effectiveness of the Company’s registration statement on Form S-1 (Reg. No. 333-114442), filed with the Commission under the Securities Act relating to the Company’s Initial Public Offering (the “Offering”), the Original Agreement is hereby amended to delete Section 2 (Voting Agreement) in its entirety.

1.1.2. Immediately after the closing of the Offering, which Offering qualifies as an Initial Public Offering and a Qualified Public Offering, in each case within the Meaning of the Original Agreement, the Original Agreement, as then amended, is hereby amended and restated in its entirety to read as set forth in this Agreement.

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

2. PIGGYBACK REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Franchisee Shares will perform and comply with such of the following provisions as are applicable to such holder.

2.1. General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Franchisee Shares for sale to the public, for its own account (or at any other time an Investor is participating in a registration of Investor Shares pursuant to demand or piggyback registration rights), for sale in a Public Offering, the Company will give notice to all holders of Registrable Franchisee Securities of its intention to do so. Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Franchisee Securities held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Common Stock which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Franchisee Securities to be so registered.

2.2. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Franchisee Securities under this Section 2 incidental to the registration of any of its securities in connection with:

(a) Any Public Offering relating to employee benefit plans or dividend reinvestment plans or to any equity plan for franchisees or sale of equity to any franchisee (or Affiliate thereof);

(b) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or

(c) The Initial Public Offering unless (i) such offering shall have been initiated by the Investors pursuant to demand registration rights held by such Investors or (b) one or more Investors shall have requested that all or a specified part of its Investor Shares be included in such offering pursuant to piggyback registration rights.

2.3. Additional Procedures. Holders of Franchisee Shares participating in any Public Offering pursuant to this Section 2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Franchisee Shares in such Public Offering, including without limitation being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Franchisee Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds from such offering.

2.4. Certain Other Provisions.

2.4.1. Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including without limitation an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 2 and subject to the terms of this Section 2.4.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Franchisee Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 2.4.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Franchisee Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Franchisee Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Majority Investors, granted registration rights which are to be treated on an equal basis with Registrable Franchisee Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Franchisee Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each shareholder requested be registered in such registration. For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Franchisee Securities which is a partnership or corporation shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any holder of Registrable Franchisee Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Franchisee Securities so withdrawn shall also be withdrawn from registration.

2.4.2. Other Actions. If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Franchisee Securities as provided in this Section 2, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 180 days from the date of effectiveness or such earlier time as the Registrable Franchisee Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Franchisee Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject, and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Franchisee Securities in connection with, such registration.

2.4.3. Lock-Up. Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 180th day following the effective date of the registration statement used in connection with such offering, no holder of Franchisee Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering or (ii) Transfers to a Charitable Organization in accordance with the terms of this Agreement or (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder.

2.5. Indemnification and Contribution.

2.5.1. Indemnities of the Company. In the event of any registration of any Registrable Franchisee Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 2 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including without limitation reports required and other documents filed under the Exchange Act and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Franchisee Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 2.5.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

2.5.2. Indemnities to the Company. The Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 2, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement, each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including without limitation reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

2.5.3. Contribution. If the indemnification provided for in Section 2.5.1 or 2.5.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 2.5 (an “Indemnitee”) under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 2.5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.5.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.5.4. Limitation on Liability of Holders of Registrable Franchisee Securities. The liability of each holder of Registrable Franchisee Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 2.5 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Franchisee Securities disposed of by such holder pursuant to such registration.

3. CERTAIN ISSUANCES AND TRANSFERS.

3.1. Transfers and Issuances. Notwithstanding any other provision of this Agreement, (a) Franchisee Shares Transferred in a Public Offering or after the Initial Public Offering pursuant to Rule 144 shall be conclusively deemed thereafter not to be Franchisee Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

4. REMEDIES.

4.1. Generally. The Company and each holder of Franchisee Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Franchisee Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including without limitation preliminary or temporary relief) as may be appropriate in the circumstances.

5. LEGENDS.

5.1. 1933 Act Legends. Each certificate representing Franchisee Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

5.2. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Franchisee Shares until the conditions specified in the foregoing legends are satisfied.

5.3. Termination of 1933 Act Legend. The requirement imposed by Section 5.1 hereof shall cease and terminate as to any particular Franchisee Shares (a) when, in the opinion of Ropes & Gray or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Franchisee Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Franchisee Shares or (y) such Franchisee Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 5.1 hereof.

6. AMENDMENT, TERMINATION, ETC.

6.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

6.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Investors; provided, however, that the consent of the Majority Franchisees shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Franchisee Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Franchisee Shares subject hereto. In addition, each party hereto and each holder of Franchisee Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

6.3. Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

7. DEFINITIONS. For purposes of this Agreement:

7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(c) The masculine, feminine and neuter genders shall each include the other.

7.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) each Person of which such specified Person or an Affiliate (as defined in clause (a) above) thereof shall, directly or indirectly, beneficially own at least 25% of any class of outstanding capital stock or other evidence of beneficial interest at such time. With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any member of such individual’s Members of the Immediate Family.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Franchise Entities” shall mean the Person listed on Schedule 1 under the heading “Applicable Franchise Entity” together with any of its Affiliates involved in the Domino’s Pizza operations.

“BCIP” shall mean, collectively, one or more of the following Persons: BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B and BCIP Associates II-C.

“Board” shall mean the board of directors of the Company.

“Charitable Organizations” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Stock” shall mean the Company’s Class A Common Stock, par value $.01 per share.

“Class L Stock” shall mean the Company’s Class L Common Stock, par value $.01 per share.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company including without limitation the Class A Stock and the Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Covered Person” shall have the meaning set forth in Section 2.5.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Franchisee” shall mean the original Franchisee Investor or, if such Franchisee Investor is not a natural Person, the natural Person(s) identified on Schedule 1 under the heading “Franchisee.”

“Franchisee Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Franchisee, whenever issued.

“Franchisee Investors” shall have the meaning set forth in the Preamble.

“Indemnitee” shall have the meaning set forth in Section 2.5.3.

“Initial Public Offering” means the initial Public Offering by the Company for its own account registered on Form S-1 (or any successor form under the Securities Act).

“Investor Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, the Investors, whenever issued, subject to Section 3.1.

“Investors” shall have the meaning set forth in the Preamble.

“Majority Franchisees” shall mean, as of any date, the holders of a majority of the Franchisee Shares outstanding on such date.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Marks” shall mean the trademarks, service marks and commercial symbols owned and used by the Company or its subsidiaries in connection with the operation of Domino’s Pizza stores.

“Members of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendants of such individual, each trust created primarily for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Original Agreement” shall have the meaning set forth in the Preamble.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, entity, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Reincorporation Merger” shall have the meaning set forth in the Preamble.

“Registrable Franchisee Securities” shall mean (a) all shares of Class A Stock, (b) all shares of Class A Stock issuable upon conversion of Shares of Class L Stock, and (c) all shares of Class A Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Franchisee Shares. As to any particular Registrable Franchisee Securities, such shares shall cease to be Registrable Franchisee Securities when (i) such shares shall have been Transferred pursuant to Section 3 hereof, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144, (iv) subject to the provisions of Section 5 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (v) such securities shall have ceased to be outstanding.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor provision).

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all shares of Common Stock and shall include the Franchisee Shares hereunder.

“Stockholders” shall have the meaning set forth in the Preamble.

“Termination Event” shall mean the occurrence and continuance of one or more of the following:

(a) the Franchisee Investor, the Franchisee or an Applicable Franchise Entity is judged a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, is unable to pay his or its debts as they become due, or a petition under any bankruptcy or similar law is filed against the Franchisee or any Applicable Franchise Entity or a receiver or other custodian is appointed for a substantial part of the assets of the Franchisee or an Applicable Franchise Entity;

(b) the Applicable Franchise Entity intentionally underreports the royalty sales for any period or periods;

(c) the Franchisee Investor, the Franchisee or an Applicable Franchise Entity violates any restrictive covenants or assignment provision contained in any Franchise Agreement or Master Franchise Agreement, as applicable, between an Applicable Franchise Entity and the Company or one of its subsidiaries;

(d) an Applicable Franchise Entity intentionally or on more than one occasion after the date hereof violates any child labor laws;

(e) an audit by the Company or its subsidiaries discloses an understatement of royalty sales and the Applicable Franchise Entity fails to pay the applicable royalty fee and advertising contribution or fee, as applicable, and interest due within fifteen calendar days after the final audit report is furnished to the Applicable Franchise Entity;

(f) an Applicable Franchise Entity fails to comply with any provision of a Franchise Agreement or Master Franchise Agreement, as applicable, or any specification, standard or operating procedure or rule prescribed by the Company or its subsidiaries which relates to the use of any mark licensed by the Company or any of its Affiliates to such Applicable Franchise Entity or the quality of pizza or other authorized food products or any beverage sold by such Applicable Franchise Entity or the cleanliness and sanitation of the a franchise and the Applicable Franchise Entity does not correct this failure within fifteen calendar days after written notice is furnished to it;

(g) an Applicable Franchise Entity directly or indirectly contests the validity of the marks licensed by the Company or any of its Affiliates to such Applicable Franchise Entity or the ownership of, or right to use or license to others, the marks by the Company or its Affiliates;

(h) an Applicable Franchise Entity fails to pay when due any amount owed to the Company, its Affiliates or subsidiaries, or any creditor or supplier of its owned stores or any taxing authority for federal, state or local taxes (other than amounts being bona fide disputed through appropriate proceedings) and such Applicable Franchise Entity does not correct such failure within fifteen calendar days after written notice is furnished to it;

(i) the Franchisee Investor, the Franchisee or an Applicable Franchise Entity fails on three or more occasions during any twelve month period to comply with any one or more provisions of a Franchise Agreement or Master Franchise Agreement, as applicable, including without limitation the Applicable Franchise Entity’s obligation to submit when due, sales reports or financial statements, to pay when due the royalty fees, advertising contributions or fees, as applicable, or other payments to the Company or its Affiliates or subsidiaries or any other creditors or suppliers of the Applicable Franchise Entity or its owned stores, whether or not such failure to comply is corrected after notice is furnished to the Applicable Franchise Entity; or

(j) Franchisee Shares are Transferred to any Person (other than an Affiliate of the holder of such Franchisee Shares) engaged in a business that is directly or indirectly competitive or potentially competitive with any business of the Company and its subsidiaries as conducted or under consideration from time to time.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

8. MISCELLANEOUS.

8.1. Authority; Effect; etc. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

8.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

If to the Company, to it:

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

P.O. Box 997

Ann Arbor, Michigan 48106

Attention: Chief Financial Officer

with copies to:

Bain Capital, Inc.

Two Copley Place, 7th Floor

Boston, Massachusetts 02116

Attention: Andrew B. Balson

and:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: R. Newcomb Stillwell

If to the Investors, to them:

c/o Bain Capital, Inc.

Two Copley Place, 7th Floor

Boston, Massachusetts 02116

Attention: Andrew B. Balson

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: R. Newcomb Stillwell

If to the holders of Franchisee Shares, to them at the address set forth on the Company’s books and records.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal

Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

8.3. Binding Effect, etc. Except for restrictions on the Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its specific subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

8.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

8.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

9. GOVERNING LAW.

9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Michigan without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Michigan sitting in the County of Michigan or the United States District Court for the Eastern District of Michigan for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, (i) to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above and (ii) judgments obtained in any court referred to in clause (a) above may be enforced in any jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Michigan law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice.

9.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Amended and Restated Franchisee Stockholders Agreement

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	DOMINO’S PIZZA, INC.

By

Name:
Title:

THE INVESTORS:	BAIN CAPITAL FUND VI, L.P. BAIN CAPITAL VI COINVESTMENT FUND, L.P.

	By:	Bain Capital Partners VI, L.P., their general partner

		By:	Bain Capital Investors VI, Inc., its general partner

By

Name:
Title: Managing Director

BCIP ASSOCIATES II BCIP TRUST ASSOCIATES II BCIP ASSOCIATES II-B BCIP TRUST ASSOCIATES II-B BCIP ASSOCIATES II-C

		By:	Bain Capital, Inc., their Managing Partner

By

Name:
Title: Managing Director

PEP INVESTMENTS PTY LTD.

Amended and Restated Franchisee Stockholders Agreement

	By:	Bain Capital, Inc., its attorney-in-fact

By

Name:
Title: Managing Director

SANKATY HIGH YIELD ASSET PARTNERS, L.P.

By

Name:
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By

Name:
Title: Managing Director

Amended and Restated Franchisee Stockholders Agreement

FRANCHISEE INVESTOR:

By